UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2006 Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc. (Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2027 East Cedar Street, Suite 102, Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 727-3662

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; and

Item 3.02. Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On February 28, 2006, Medistem Laboratories, Inc., a Nevada corporation (“Medistem”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three purchasers(the “Purchasers”). The transaction, which closed on March 1, 2006, is exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1934, and Rule 506 promulgated thereunder.

Two of the Purchasers agreed to provide Medistem with capital in the amount of $200,000 in exchange for: (i) 571, 429 shares of Series A Convertible Preferred Stock with a stated value of $0.35; (ii) 571,429 Class A Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the of the transaction at an exercise price of $0.50; (iii) 571,429 Class B Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the transaction at an exercise price of $0.75; and (iv) 571, 429 Unit Purchase Warrants (one Unit comprised of one Series A Convertible Preferred Stock, on Class A Common Stock Purchase Warrant, and on Class B Common Stock Purchase Warrant).

The third Purchaser agreed to provide Medistem with capital in the amount of $1,100,000 in exchange for: (i) 3,142,857 shares of Series A Convertible Preferred Stock with a stated value of $0.35; (ii) 3,142,857 Class A Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the of the transaction at an exercise price of $0.50; (iii) 3,142,857 Class B Common Stock Purchase Warrants exercisable for a period of five (5) years from the date of the transaction at an exercise price of $0.75; and (iv) 3,142,857 Unit Purchase Warrants (one Unit comprised of one Series A Convertible Preferred Stock, on Class A Common Stock Purchase Warrant, and on Class B Common Stock Purchase Warrant).

Registration Rights Agreement

In connection with the Purchase Agreement, Medistem and the Purchasers entered into a Registration Rights Agreements, dated February 28, 2006 (the “Rights Agreement”), pursuant to which Medistem agreed to prepare and file a “shelf” registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of: (i) all of the shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) all of the shares underlying the above-referenced Warrants, (iii) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing and (iv) any additional shares issuable in connection with any anti-dilution provisions in the Preferred Stock and the Warrants (the “Registrable Securities”) that were issued pursuant to the Purchase

Agreement. Medistem must prepare and file the initial “shelf” registration statement on or prior to the 60th calendar day from the execution of the Rights Agreement. If, during the effectiveness period of a registration statement the number of Registrable Securities at any time exceeds 75% of the number of shares of Common Stock then registered in a registration statement, Medistem must file an additional registration statement on or before the 15th calendar day Medistem knew or reasonably should have known of such a situation.

In the event Medistem: (i) fails to file a registration statement in accordance with the applicable time frame set forth in the preceding paragraph; or (ii) fails to file with the Securities and Exchange Commission (the “Commission”) a request for acceleration in accordance with Rule 461 of the Securities Act, within five (5) Trading Days of the date of notification by the Commission that a registration statement will not be “reviewed” or not subject to further review or (iii) fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission regarding a registration statement within 10 Trading Days of receipt of such comments or notice from the Commission requiring such pre-effective amendment to make the registration statement effective; or (iv) a registration statement filed or required to be filed is not declared effective by the Commission within the allotted time frame or (v) an effective registration statement ceases for any reason to remain effective for fifteen (15) consecutive days or an aggregate of twenty-five (25) days during any twelve (12) month span, then Medistem will be in breach and must pay to each holder of Registrable Security an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate amount of capital paid by each Purchaser pursuant to the Purchase Agreement for any Registrable Securities then held by such Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date: March 6, 2006	By: /s/ Neil H. Riordan
Name: Neil H. Riordan Title: Chief Executive Officer and President

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